ACQUISITION AGREEMENT

                                      among

                       OPPENHEIMER MANAGEMENT CORPORATION,

                            QUEST FOR VALUE ADVISORS,

                          QUEST FOR VALUE DISTRIBUTORS,

                                       and

                               OPPENHEIMER CAPITAL



                                   ----------

                                 August 17, 1995

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                                Table of Contents

                                                                           Page
                                                                           ----


1.       Purchase and Sale of Assets.......................................  1

2.       Assets and Liabilities............................................  2

         2.1      Sale of Assets.  ........................................  2
         2.2      Liabilities Assumed by the Buyer.  ......................  2
         2.3      Liabilities Not Assumed by the Buyer.  ..................  3
         2.4      Discharge of the Sellers' Obligations.  .................  3

3.       Purchase Price and the Closing....................................  3

         3.1      Purchase Price...........................................  3
         3.2      Agreement Not to Compete.  ..............................  6
         3.3      Subadvisory Agreements. .................................  6
         3.4      License Agreements.  ....................................  6
         3.5      Citibank Arrangement.  ..................................  6
         3.6      Closing..................................................  6

4.       Distribution Assistance.  ........................................  7

5.       Representations and Warranties of the Sellers.  ..................  7

         5.1      Due Incorporation and Qualification.  ...................  7
         5.2      Certain Financial Data...................................  7
         5.3      No Material Adverse Change.  ............................  7
         5.4      Compliance with Laws. ...................................  8
         5.5      Authority to Execute and Perform Agreements. ............  9
         5.6      No Defaults Under Agreements.  .......................... 10
         5.7      Litigation............................................... 10
         5.8      Agreements. ............................................. 10
         5.9      Beneficial Ownership. ................................... 11
         5.10     Intangible Property...................................... 11
         5.11     Liens. .................................................. 11
         5.12     Acquired Funds.  ........................................ 11
         5.13     Insurance................................................ 11
         5.14     Operations of the Sellers.  ............................. 12
         5.15     No Broker. .............................................. 12

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                                                                           Page
                                                                           ----

6.       Representations and Warranties of the Buyer.  .................... 13

         6.1      Due Incorporation.  ..................................... 13
         6.2      Corporate Power of the Buyer............................. 13
         6.3      Compliance with Laws..................................... 13
         6.4      No Conflicts.  .......................................... 14
         6.5      Litigation............................................... 14
         6.6      Brokers.  ............................................... 14
         6.7      Financing................................................ 14
         6.8      No Material Adverse Change. ............................. 14

7.       Covenants and Agreements.......................................... 14

         7.1      Conduct of Business...................................... 15
         7.2      Insurance.  ............................................. 15
         7.3      Litigation............................................... 15
         7.4      Continued Effectiveness of Representations and Warranties.15
         7.5      Corporate Examinations and Investigations.  ............. 16
         7.6      Premerger Notification................................... 16
         7.7      Change and Use of Name.  ................................ 16
         7.8      Expenses of Sale......................................... 16
         7.9      Further Assurances.  ......... .......................... 17
         7.10     No Solicitations........... ............................. 17
         7.11     Sellers' Access. ........................................ 17
         7.12     Purchase Price Allocation................................ 17

8.       Securities Law Matters............................................ 17

         8.1      Proxy Statement and Reorganization....................... 17
         8.2      Required Continuing Fund Actions. ....................... 19
         8.3      Forms ADV and BD......................................... 19
         8.4      Section 15(f)............................................ 20
         8.5      Subsequent Compliance.  ............. ................... 20
         8.6      Conditions Precedent to Effectiveness of Agreement.  .... 20

9.       Conditions Precedent to the Obligation of the Buyer to Close.  ... 21

         9.1      Representations and Covenants.  ......................... 21
         9.2      Governmental Permits, Approvals and Filings.  ........... 21
         9.3      Third Party Consents..................................... 21
         9.4      Opinion of Counsel to the Sellers.  ..................... 21
         9.5      Litigation............................................... 21
         9.6      Operative Agreements.  .................................. 22
         9.7      Hart-Scott-Rodino.  ..................................... 22
         9.8      Fund Consents............................................ 22
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                                                                           Page
                                                                           ----

10.      Conditions Precedent to the Obligation of the Sellers to Close.... 22

         10.1     Representations and Covenants............................ 22
         10.2     Opinion of Counsel to the Buyer.  ....................... 22
         10.3     Litigation............................................... 22
         10.4     Hart-Scott-Rodino.  ..................................... 23
         10.5     Operative Agreements.  .................................. 23
         10.6     Compliance by Funds with 15(f).  ........................ 23
         10.7     Governmental Permits, Approvals and Filings.............. 23

11.      Survival of Representations and Warranties.  ..................... 23

12.      Indemnification................................................... 23

         12.1     Obligation of the Sellers to Indemnify.  .... ........... 23
         12.2     Obligation of the Buyer to Indemnify.  .................. 24
         12.3     Notice and Opportunity to Defend......................... 24
         12.4     Limitation on Indemnification.  ......................... 26
         12.5     Payment Procedure........................................ 26

13.      Termination of Agreement.  ....................................... 26

14.      Miscellaneous..................................................... 27

         14.1     Certain Definitions.  ................................... 27
         14.2     Publicity.  ............................................. 28
         14.3     Notices..................... ............................ 28
         14.4     Entire Agreement.  ...................................... 29
         14.5     Waivers and Amendments.  ................................ 29
         14.6     Governing Law...................... ..................... 29
         14.7     No Assignment.  ................... ..................... 29
         14.8     Severability............................................. 29
         14.9     Variations in Pronouns.  ................................ 30
         14.10    Counterparts............................................. 30
         14.11    Exhibits and Schedules.  ................................ 30
         14.12    Headings................................................. 30

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                      EXHIBITS TO THE ACQUISITION AGREEMENT
                      -------------------------------------

   A              Form of Bill of Sale
   B              Form of Assumption Agreement
   C              Form of Agreement Not to Compete
   D              Form of Subadvisory Agreement
   E              Form of License Agreement
   F              [Not Referenced]
   G              Form of Opinion of Buyer's Counsel
   H              Form of Opinion of Sellers' Counsel

   8.1(a)         Form of Advisory Agreement w/Continuing Fund
   8.2(a)         Form of Written Distribution Agreement
   8.2(b)         Form of Written Transfer Agency Agreement
   8.2(c)         Form of Distribution and Service Plan Agreement
   8.2(g)         Form of Written Administrative Agreement


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                     SCHEDULES TO THE ACQUISITION AGREEMENT
                     --------------------------------------

   A              Acquired Funds
   2.1(a)         List of Agreements, Contracts and Property
   2.1(b)         Quest Letter Agreement
   2.1(c)         Permits, Trademarks, Tradenames etc.
   3.1(c)         Example of Deferred Purchase Price Calculation
   5.1            Foreign Qualification
   5.2            Certain Financial Data
   5.4            Compliance with Laws
   5.5            Consents
   5.6            Defaults
   5.7            Litigation
   5.8            Contracts and Agreements
   5.10           Intangible Property
   5.11           Liens
   5.12           Net Asset Value
   5.13           Insurance
   5.14           Interim Operations
   6.3            Compliance with Laws
   6.4            Conflicts
   6.5            Litigation
   7.8            Expenses
   7.10(b)        No Solicitation
   7.12           Purchase Price Allocation
   14.1           Knowledge

                              ACQUISITION AGREEMENT
                              ---------------------

         AGREEMENT, dated August 17, 1995, among OPPENHEIMER CAPITAL, a Delaware general partnership ("OpCap"); QUEST FOR VALUE ADVISORS, a Delaware general partnership ("Advisors"); QUEST FOR VALUE DISTRIBUTORS, a Delaware general partnership ("Distributors"; OpCap, Advisors and Distributors being sometimes referred to herein collectively as the "Sellers" and individually as a "Seller"); and OPPENHEIMER MANAGEMENT CORPORATION, a Colorado corporation (the "Buyer").

                              W I T N E S S E T H:
                              - - - - - - - - - -

         WHEREAS, the Sellers desire to sell to the Buyer, and the Buyer desires to acquire, all of the Sellers' investment advisory and other contracts and business relationships relating to the funds identified on Schedule A hereto (the "Acquired Funds") and certain assets and liabilities of the Sellers relating thereto, as specifically set forth herein;

         WHEREAS, it is contemplated that each of the Acquired Funds identified on Schedule A as a Reorganized Fund (each a "Reorganized Fund" and collectively the "Reorganized Funds") will enter into one or more Agreements and Plans of Reorganization (each a "Reorganization Agreement") pursuant to which such Reorganized Fund will be acquired by or reorganized into one or more funds currently advised by the Buyer or a subsidiary of the Buyer (each a "Surviving Fund");

         WHEREAS, it is contemplated that each of the Acquired Funds identified on Schedule A as a Continuing Fund (each a "Continuing Fund" and collectively the "Continuing Funds") will enter into an Investment Management Agreement with the Buyer or its designee and that the Buyer or its designee will enter into a Subadvisory Agreement for the benefit of each Surviving Fund with Advisors or its successor in interest; and

         WHEREAS, subject to the terms hereof, the Buyer may contribute, or assign the right to acquire, all or a portion of the acquired assets to wholly-owned subsidiaries of the Buyer;

         NOW THEREFORE, in consideration of the premises and the mutual covenants, conditions, warranties and representations contained herein, and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged by each party), the parties hereto, intending to be legally bound, agree as follows:


         1. Purchase and Sale of Assets. Upon the terms and subject to the conditions contained herein, at the closing provided for in Section 3.6 (the "Closing") the Sellers shall sell and transfer, and the Buyer shall acquire, buy and accept, or cause to be acquired, bought and accepted, all of the Purchased Assets and Assumed Liabilities (as such terms are hereinafter defined) of the Sellers (collectively, the "Acquired Business") in the manner set forth in Section 2 hereof. Notwithstanding anything to the contrary in this Agreement, the Buyer may cause the Purchased Assets to be acquired by, and the Assumed Liabilities to be assumed (in substantially the form of Exhibit B) by, one or more wholly-owned subsidiaries of the Buyer designated by the Buyer prior to the Closing (each a "Designated Subsidiary"); provided, however, that the Buyer and its successors and assigns, if any, shall remain fully liable in respect of all of its obligations hereunder.

         2.    Assets and  Liabilities.

               1    Sale of Assets.  At the Closing, the Sellers shall sell,
assign, transfer and deliver to the Buyer all of the following assets, properties, rights and businesses of the Sellers (all of such assets, properties, rights and businesses being hereinafter sometimes collectively called the "Purchased Assets"):

                    (a) the Sellers' interest in and claims and rights under all investment advisory, selling, dealer, administration and other agreements and contracts and all business relationships pertaining thereto, and the other property described in Schedule 2.1(a) hereof;

                    (b) the Sellers' interest in and rights with respect to the names "Quest for Value" and "Quest," except as otherwise provided in the Letter Agreement attached hereto as Schedule 2.1(b);

                    (c) the Sellers' interest in and claims and rights under Permits (as hereinafter defined) relating to the Acquired Business (to the extent permitted by law to be transferred) and the trademarks, tradenames, copyrights and applications therefor and other intangible property described in
Schedule 2.1(c) hereto;

                    (d) the books and records of Advisors and Distributors relating to the Acquired Business; and

                    (e) the Sellers' interest in and rights with respect to all contingent deferred sales payments and payments pursuant to plans adopted by the Acquired Funds pursuant to Rule 12b-1 of the Investment Company Act of 1940, as amended (the "Investment Company Act") (the "Commissions") which are accrued but unpaid at Closing (including, without limitation, the Commissions described in Section 3.5.)

In confirmation of the foregoing sale, assignment and transfer, the Sellers shall execute and deliver to the Buyer at the Closing a Bill of Sale in the form of Exhibit A.

               1    Liabilities Assumed by the Buyer.  As of the Closing Date,
the Buyer shall assume (and pay, perform and discharge when due) all liabilities and obligations of the Sellers relating to the Acquired Business arising or required to be performed on or after the Closing Date under the contracts, other agreements and other property identified in Schedule 2.1(a), and to which the Buyer or a subsidiary of the Buyer becomes a party or an assignee, other than liabilities or obligations arising or required to be performed prior to the Closing Date.

         The liabilities to be assumed by the Buyer pursuant to this Agreement are hereinafter sometimes collectively referred to as the "Assumed Liabilities". In confirmation of the foregoing assumption, the Buyer shall execute and deliver to the Sellers at the Closing an Assumption Agreement in the form of Exhibit B.

               1    Liabilities Not Assumed by the Buyer.  Anything in this
Agreement to the contrary notwithstanding, the Buyer shall not assume, or in any way be liable or responsible for, any liabilities or obligations of the Sellers except as specifically provided in Section 2.2.

               2    Discharge of the Sellers' Obligations.  The Sellers and the
Buyer agree, from and after the Closing Date, to duly pay, satisfy and discharge any and all valid claims, debts, liabilities and all obligations existing prior to the Closing Date that are not Assumed Liabilities with respect to the Acquired Business, in the case of the Sellers, and that are Assumed Liabilities with respect to the Acquired Business, in the case of the Buyer, to their respective creditors, as the same become due and payable; it being understood, however, that the Sellers and the Buyer, respectively, reserve the right to contest or settle the same when they determine, in their reasonable judgment, that it is appropriate to do so.

         2.    Purchase Price and the Closing.

               1    Purchase Price.

                    (a)  The aggregate purchase price for the Acquired
Business (the "Purchase Price") shall be an amount equal to the sum of (i) the Initial Purchase Payment (as hereinafter defined) payable in cash at the Closing, (ii) the Unamortized Commissions (as hereinafter defined) payable in cash at the Closing, (iii) the amount payable by the Buyer in respect of the Citibank Arrangement (as hereinafter defined) in cash at the Closing pursuant to Section 3.5, and (iv) the Deferred Purchase Payment (as hereinafter defined) payable pursuant to Section 3.1(c).

                    (b) The "Initial Purchase Payment" shall be an amount equal to the sum of (x) 225% of the Annualized Fee Amount (as hereinafter defined) of each Reorganized Fund and (y) 270% of the Annualized Fee Amount of each Continuing Fund, other than Quest for Value Officers Fund. The "Annualized Fee Amount" of an Acquired Fund shall equal the product of (i) such Acquired Fund's Closing Net Assets (as hereinafter defined) and (ii) the annual advisory fee payable to Advisors by such Acquired Fund at the rate indicated in the most recent prospectus of such Acquired Fund at the Closing Date (plus, in the case of Quest for Value Global Income Fund and Quest for Value Global Equity Fund, the annual administrative fee payable to the Sellers by such Acquired Fund at the rate indicated in such prospectus). "Closing Net Assets" for an Acquired Fund shall mean the aggregate net asset value of such Acquired Fund (calculated in accordance with the Investment Company Act and as described in the current prospectus of such Acquired Fund) as of the close of business on the last business date preceding the Closing Date. Closing Net Assets for each Acquired Fund will be determined by the Chief Financial Officer of OpCap and the respective amounts thereof for each Acquired Fund shall be provided to the Buyer by written notice (certified as to the accuracy thereof in all material respects by such Chief Financial Officer) delivered not later than 9:00 a.m., New York City time, on the Closing Date. The Chief Financial Officer of OpCap may adjust the Closing Net Assets for any Acquired Fund by delivering a written certification for such Acquired Fund not later than 5:00 p.m. on the third business day after the Closing Date and an appropriate adjustment to the Purchase Price and the amount paid pursuant to Paragraph 3.1(a) promptly will be made.

                    (c) The Deferred Purchase Payment shall be an amount equal to the aggregate amounts determined for all Reorganized Funds pursuant to the following formula: the Closing Payment (as hereinafter defined) times the Applicable Percentage (as hereinafter defined). The "Closing Payment" shall be the aggregate amount calculated for all Reorganized Funds pursuant to clause
(x) of the first sentence of Section 3.1(b). The "Applicable Percentage" shall be 100% if the Continuing Net Asset Percentage (as hereinafter defined) is 75% or more, 0% if the Continuing Net Asset Percentage is 50% or less and the percentage determined in accordance with the following formula if the Continuing Net Asset Percentage is between 75% and 50%:

                    100%  -  (4) (75% - Continuing Net Asset Percentage)

Schedule 3.1(c) sets forth examples of the calculations contemplated by this
Section 3.1(c) using certain assumed values.

                    (d) The "Continuing Net Asset Percentage" shall equal the percentage obtained by dividing the Anniversary Net Assets (as hereinafter defined) by the Closing Net Assets. The "Anniversary Net Assets" shall mean the aggregate net asset values of all Reorganized Funds as of 8:00 p.m. on the first anniversary of the last date on which a Closing involving a Reorganized Fund occurs (the "Determination Time") (calculated in accordance with the Investment Company Act and as described in the prospectuses of the relevant Surviving Funds) which are eligible to be included in Anniversary Net Assets in accordance with the following principles:

                    o if such account was in existence in a Surviving Fund as of the Closing (a "Closing Account") and continuously maintained through such first anniversary (the "Eligibility Period"), Anniversary Net Assets shall include the net asset value, at the Determination Time, of such account;

                    o if the Buyer determines that the Applicable Percentage would be less than 75% if only continuously maintained Closing Accounts were included in calculating Anniversary Net Assets, the Buyer will use its reasonable best efforts to trace any transfers made by Closing Accounts to other registered investment companies sponsored by the Buyer and shall include in Anniversary Net Assets the amounts that such transfers represent at the Determination Time;

                    o neither OpCap nor any of its Affiliates shall take any action that would cause the Anniversary Net Assets of any Reorganized Fund to be artificially inflated; and

                    o no account beneficially owned by OpCap or any non-natural person who is an "affiliate" or "associate" (within the meaning of Regulation 12B of the Securities Exchange Act of 1934, as amended (the "1934 Act")) of OpCap that is not a qualified plan pursuant to the provisions of Section 401 of the Internal Revenue Code of 1986, as amended, shall be included in Anniversary Net Assets or the Closing Net Assets.

The Deferred Purchase Payment shall be calculated by the Buyer, which shall deliver a written notice thereof to OpCap not later than the 15th business day after such first anniversary, together with payment without interest (by wire transfer of immediately available funds) to OpCap as agent for the Sellers of the Deferred Purchase Payment so calculated. Such notice shall also contain the certification of the Chief Financial Officer of the Buyer of the accuracy of such calculation. Such calculation, if not timely objected to by OpCap, shall be conclusive and binding on all parties. OpCap will have 15 business days after receipt of such notice and certification within which to object to such calculation (which objection shall be in a written notice accompanied by the certification of its Chief Financial Officer as to the basis for such objection). If the parties are unable to resolve such objection on mutually satisfactory terms within 30 days after the date of such objection, either party may require that such objection be submitted to arbitration by an independent public accounting firm mutually acceptable to the Buyer and OpCap. The determination of such arbitration shall be final and any deficiency determined by the arbitrator shall be paid by the Buyer to OpCap without interest within seven business days after such determination. The costs of such arbitration shall be borne equally by the Buyer and OpCap.

                    (e) "Unamortized Commissions" shall mean the aggregate amount of all unamortized prepaid Commissions as of the end of the business day immediately preceding the Closing Date as recorded on the books and records of the Sellers and which relate to the Acquired Funds, but excluding any Repurchased Commissions (as defined in Section 3.5). OpCap shall deliver to the Buyer by not later than 9:00 a.m., New York City time, on the Closing Date a certificate of its Chief Financial Officer as to the amount of Unamortized Commissions and the amount of Repurchased Commissions and certifying as to the accuracy thereof. The Chief Financial Officer of OpCap may adjust the Unamortized Commissions with respect to such Acquired Fund by delivering a written certification to the Buyer not later than 5:00 p.m. on the third business day after the Closing Date and an appropriate adjustment to the Purchase Price and the amount paid pursuant to Paragraph 3.1(a) promptly will be made.

                    (f) If pursuant to Section 9.8 a Closing occurs involving fewer than all Acquired Funds, the Purchase Price (other than the Deferred Purchase Payment) shall be calculated only with respect to the Acquired Funds subject to such Closing, the parties shall continue to use their respective reasonable best efforts to effect a subsequent closing relating to the remaining Acquired Funds and any such subsequent closing shall be subject to all terms and conditions hereof as if it were the Closing.

               2    Agreement Not to Compete.  At the Closing, in order to
accord the Buyer the full value of the Acquired Assets, to protect the Buyer's acquisition of and investment in the Acquired Business (including the goodwill thereof) and to facilitate continuity in the operation thereof by the Buyer, the Buyer and each Seller shall enter into an Agreement Not to Compete in the form of Exhibit C hereto (the "Agreement Not to Compete").

               3    Subadvisory Agreements.  At the Closing, the Buyer (or one
or more subsidiaries of the Buyer designated by the Buyer) and Advisors (or its successor) shall enter into the several Subadvisory Agreements substantially in the form of Exhibit D hereto (the "Subadvisory Agreements").

               4    License Agreements.  At the Closing, the Buyer and OpCap
shall enter into a License Agreement substantially in the form of Exhibit E hereto (the "License Agreement").

               5    Citibank Arrangement.  At the Closing, (x) the Sellers shall have purchased all right, title and interest of Citibank N.A. (the "Citibank Arrangement") in all Commissions subject to the Citibank Arrangement (the "Repurchased Commissions"), (y) all claims, liens, pledges and security interests of Citibank N.A. therein shall have been released and discharged and
(z) the Buyer shall pay the Sellers, with respect to the Citibank Arrangement an amount equal to (i) the aggregate amount of all unamortized prepaid Repurchased Commissions minus (ii) $250,000.

               6    Closing.

                    (a) The Closing of the sale and purchase of the Acquired Business shall take place at the offices of the Buyer, at the 34th Floor, Two World Trade Center, New York, New York 10048-0203 as soon as practicable, but in no event later than five business days following satisfaction or waiver of the conditions precedent set forth in Sections 9 and 10 of this Agreement, at 10:00 a.m. local time, or at such other time and place as the Buyer and the Sellers mutually agree in writing. The date upon which the Closing occurs is herein called the "Closing Date."

                    (b) At the Closing, the Sellers shall deliver to the Buyer the Bill of Sale and such other deeds, bills of sale, endorsements, assignments, documents of title, and other instruments of transfer and conveyance necessary to transfer the Purchased Assets to the Buyer, free and clear of all liens, claims and charges except for the Assumed Liabilities.

                    (c) At the Closing, the Buyer shall deliver to the Sellers the payment contemplated by clauses (i), (ii) and (iii) of Section 3.1(a) (the "Purchase Payment"), the Assumption Agreement and such other instruments necessary to effect the assumption of the Assumed Liabilities by the Buyer. The Purchase Payment shall be made by wire transfer of immediately available funds to accounts to be designated by the Sellers at least five days before the Closing Date.

         2     Distribution Assistance.  Within a reasonable period (but in no event later than 90 days) after the Closing, the Buyer will include each Continuing Fund in the Oppenheimer Funds Dealer Fact book, fund spectrum and dealer agreements. The Buyer will include each Continuing Fund in its primary source of information for dealers, on a basis substantially similar as for its other mutual funds, until the termination of such Continuing Fund's Subadvisory Agreement with Advisors. From and after the Closing until the fourth anniversary of the Closing Date, the Buyer will, in each calendar year in which it does two or more equity fund promotions in which additional commission dollars are paid to brokers and dealers whose sales of specified funds during a specified period exceed specified thresholds, include at least one Continuing Fund in one such promotion; provided, however, that at least one Continuing Fund then has a Morningstar's three-year rating of at least three stars.

         3     Representations and Warranties of the Sellers.  Each of the
Sellers jointly and severally represents and warrants to the Buyer as follows:

               1    Due Incorporation and Qualification.  Each Seller is a
general partnership duly formed and validly existing under the laws of the State of Delaware, and each has all requisite partnership power and lawful authority to own, lease and operate its assets, properties and business and to carry on its business as now conducted. Each of the Sellers is qualified to transact business and is in good standing in each jurisdiction (listed on Schedule 5.1) in which the nature of its business or location of its properties requires such qualification with respect to the Acquired Business, and in which the failure so to qualify would reasonably be expected to have a material adverse effect on such Seller (or its assets, properties or business) with respect to the Acquired Business. With respect to the Acquired Business, none of the Sellers owns or leases property, or has an employee with a home office, in any jurisdiction other than the State of Delaware and the jurisdictions set forth on Schedule 5.1.

               2    Certain Financial Data.  Schedule 5.2 sets forth, for each
Acquired Fund, the management fees, administrative fees, shareholder maintenance fees, underwriting fees and commissions (gross and net) and other revenue, separately stated, paid to any of the Sellers and the expenses reimbursed or reimbursable to the Sellers, in respect of the most recent fiscal year for each Acquired Fund and the interim period ended May 31, 1995.

               3    No Material Adverse Change.  Since December 31, 1994, there has been no material adverse change in the assets, properties, business or condition, financial or otherwise, of the Acquired Business, and none of the Sellers knows of any such change which is threatened, nor has there been any damage, destruction or loss materially affecting the assets, properties, business or condition, financial or otherwise, of the Acquired Business, whether or not covered by insurance.

               4    Compliance with Laws. (a) Except as set forth in Schedule
5.4, no license, permit, exemption, order or approval of any governmental or regulatory body (collectively, the "Permits") is material to or necessary to permit the operation of the Acquired Business in the manner in which it is currently being conducted. All Permits of each of the Sellers required to be set forth on Schedule 5.4 are in full force and effect; no violations are or have been recorded in respect of any Permit, and no proceeding is pending or, to the knowledge of the Sellers, threatened, to revoke or limit any such Permit. Except as set forth in Schedule 5.4, none of the Sellers has received any written notice from any person that, in respect of the Acquired Business, any of the Sellers is in violation of any law or is the subject of any investigation relating to the possible violation of any law, ordinance, regulation or order.

                    (a) Distributors is duly registered as a broker-dealer under the 1934 Act, and under similar applicable state statutes in the states listed in Schedule 5.4 and Advisors is duly registered as an investment adviser under the Investment Advisers Act of 1940, as amended (the "Advisers Act"), and under similar applicable state statutes in the states listed in Schedule 5.4. Distributors is a member in good standing of the National Association of Securities Dealers, Inc. (the "NASD"). No other material registration or qualification is required for any of the Sellers under any law in order to own and operate the Acquired Business. The Sellers have delivered to the Buyer a true and complete conformed copy of their respective current Forms ADV, ADV-S and BD filed with the SEC and will make available for inspection by the Buyer all state registration forms and all reports required to be kept by any Seller since January 1, 1992 by the Advisers Act, the 1934 Act and the Investment Company Act, similar state statutes, and the rules promulgated thereunder, in each case with respect to the Acquired Business. The information contained in such forms and reports, as amended or supplemented to the date hereof, is true and correct in all material respects. All required amendments and supplements to such forms and reports have been filed except where a failure to file would not have a material adverse effect on the Acquired Business. None of the Sellers nor any person associated with any of them is subject to any disqualification which would be a basis for denial, suspension or revocation of registration of any of the Sellers as an investment adviser or broker-dealer, as the case may be, with respect to the Acquired Business. For purposes of this
Section 5.4(b) and Section 6.3(a), a "person associated with" an entity shall mean any person within the meaning of the phrase "persons associated with" as used in Section 202(a)(17) of the Advisers Act and Sections 3(a)(18) and 3(a)
(49) of the 1934 Act.

                    (b) Each Acquired Fund is duly registered as an investment company under the Investment Company Act and during the Advisory Period all shares of each Acquired Fund which have been or are being offered for sale have been duly registered or qualified or are exempt from registration or qualification under the 1933 Act and have been duly registered, qualified or are exempt from registration or qualification under the securities laws of each state or other jurisdiction in which such shares have been or are being offered for sale. Advisors, Distributors and each Acquired Fund are currently in compliance and, to the best knowledge of the Sellers, each Acquired Fund during the period during which Advisors has acted as an investment adviser to the Acquired Funds has been in compliance, in all material respects with the Investment Company Act, the Advisers Act, the 1933 Act, the 1934 Act, all applicable state securities laws and the respective applicable rules and regulations thereunder, and with all other material and applicable laws, rules and regulations.

                    (c) The Sellers have provided the Buyer with: (i) true and complete copies of the annual reports and semi-annual reports for the past five years for each Acquired Fund, as well as any additional report or other material delivered to shareholders of the Acquired Funds during the past five years; and
(ii) the prospectus and statement of additional information for each Acquired Fund for the past five years including the most recent prospectus and Statement of Additional Information for each Acquired Fund which include audited financial statements with regard to each Acquired Fund (all of the foregoing being collectively referred to as "Acquired Fund Statements"). The Acquired Fund Statements did not contain, at the time of filing or delivery, any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make any material statements therein not misleading, and there has occurred no event or condition other than as relating to this transaction, which would require any Acquired Fund to file an additional amendment, registration statement, prospectus, prospectus supplement, report or other document with the SEC, which document has not been so filed with the SEC and delivered to the Buyer. Since January 1, 1994, there has not been any material adverse change in the financial condition of the Acquired Funds, or incurrence of any liability, not reflected on the audited balance sheet and income statement filed with the Acquired Fund Statements. The financial statements, including, without limitation, the Statement of Assets and Liabilities, the Statement of Operations and the Statement of Changes in Net Assets, and the notes thereto set forth in any such Annual or Semi-Annual Report, fairly present the financial position of the Acquired Funds as at the date of such statements and the results of their operations for the periods covered thereby in accordance with generally accepted accounting principles consistently applied (except as noted therein).

               5    Authority to Execute and Perform Agreements.  The Sellers
have all requisite partnership right, power and authority required to enter into, execute and deliver, to the extent that they are a party thereto, this Agreement, the Bill of Sale, the Agreement Not to Compete, the Subadvisory Agreements and the License Agreement (collectively, the "Operative Agreements") and to perform fully their respective obligations hereunder and thereunder.
Each of the Operative Agreements has been, or at the Closing will be, duly executed and delivered and (assuming the due authorization, execution and delivery by the other parties hereto and thereto) constitutes or, at the Closing, will constitute the valid and binding obligation of the Sellers to the extent that they are parties thereto, enforceable in accordance with its terms (subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity) (the "Bankruptcy Exception")). Except as described in Schedule 5.5, no approval or consent of any foreign, federal or state governmental or regulatory body, and (except as otherwise specified in this Agreement or any Schedule hereto) no approval or consent of any other person, is required in connection with the execution and delivery by the Sellers of the Operative Agreements and the consummation and performance by the Sellers of the transactions contemplated hereby and thereby. Except as set forth in Schedule 5.5, the execution and delivery of the Operative Agreements, the consummation of the transactions contemplated hereby and thereby, and the performance by the Sellers of the Operative Agreements, in accordance with their respective terms and conditions, will not conflict with or result in the breach or violation of any of the terms or conditions of, or constitute (or with notice or lapse of time or both would constitute) a default under, (i) the certificate or articles of incorporation or by-laws, trust agreement, partnership agreement or any constituent document of any Seller or Acquired Fund, (ii) any material instrument, contract or other agreement to which any Seller or Acquired Fund is a party or by or to which it or its assets or properties are bound or subject applicable to the Acquired Business; (iii) any statute or any regulation, order, judgment or decree of any court or governmental or regulatory body applicable to the Acquired Business; or (iv) any Permit applicable to the Acquired Business.

               6    No Defaults Under Agreements.  None of the Sellers is in
default under any contract or other agreement relating to the Acquired Business, nor does any condition exist (except as described on Schedule 5.6) which with notice or lapse of time or both would constitute such a default, and each such contract or other agreement is in full force and effect as to the Sellers, except for such defaults as to which requisite waivers or consents have been obtained or which, individually or the aggregate, would not have a material adverse effect on the Acquired Business.

               7    Litigation.  Except as set forth on Schedule 5.7, none of
the Sellers or the Acquired Funds is a party to or, to the knowledge of the Sellers, threatened with any litigation or judicial, governmental, administrative or arbitration proceeding or any investigation or governmental inquiry with respect to the Acquired Business. None of the Sellers knows of any dispute with any person under contract with any of them or any present or, to the knowledge of the Sellers, threatened walkout, strike or any other similar occurrence which would have a material adverse effect on the Acquired Business.

               8    Agreements.  Except for the Operative Agreements, Schedules
2.1(a) and 5.8 identify all of the following contracts and other agreements to which any of the Sellers is a party or by or to which it or its assets or properties are bound or subject, in each case relating to the Acquired Business:
(i) contracts and other agreements for investment advisory, selling, administration, distribution, transfer agent or other services performed or to be performed by any of the Sellers; (ii) contracts and other agreements for the sale of any of its assets, properties or services other than in the ordinary course of business or for the grant of any preferential rights to purchase any of its assets, properties or services; (iii) joint venture agreements;
(iv) contracts relating to indemnification or non-competition; and (v) any other material contract or agreement whether or not it was entered into in the ordinary course of its business. After giving effect to the receipt of the consents and approvals contemplated by Sections 9.3 and 9.8, no approval or consent of any person is needed in order that the contracts or other agreements identified on Schedule 5.8 and other Schedules hereto continue in full force and effect following the consummation of the transactions contemplated by this Agreement. Except as otherwise affected by this Agreement and the transactions contemplated hereby, each of the investment advisory, selling, administration, distribution, transfer agent, dealer agreements and stockholder service agreements identified on Schedules 2.1(a) and 5.8 is a valid and binding obligation of such Seller that is a party thereto and enforceable in accordance with its terms (subject to the Bankruptcy Exception).

               9    Beneficial Ownership.  OpCap owns beneficially and of record a 99% interest in profits and losses of each of Advisors and Distributors. Oppenheimer Financial Corp., a Delaware corporation, owns beneficially and of record a 1% interest in profits and losses of each of Advisors and Distributors.

               10   Intangible Property.  Schedule 5.10 sets forth all
trademarks, copyrights, service marks, trade names and franchises, all applications for any of the foregoing, and all permits, grants and licenses or other rights running to or from any of the Sellers relating to any of the foregoing which are material to the Acquired Business. Except as set forth on
Schedule 5.10, none of the Sellers has received written notice of any adversely held patent, copyright, invention trademark, service mark or trade name of any other person or written notice of any claim of any other person relating to any of the property set forth on Schedule 5.10 or any proprietary or confidential information of any of them.

               11   Liens.  Other than as set forth on Schedule 5.11, each of
the Sellers has good title to all of the Purchased Assets, in each case free and clear of any lien or other encumbrance, except for (i) immaterial assets and properties; (ii) liens or other encumbrances securing taxes, assessments, governmental charges or levies, or the claims of materialmen, carriers, landlords and like persons, which are not yet due and payable; or (iii) minor liens or other encumbrances of a character which do not substantially impair its assets or properties or materially detract from its business.

               12   Acquired Funds.  No Acquired Fund has canceled or otherwise terminated, or (except as contemplated hereby) threatened to cancel or otherwise terminate, its relationship with any of the Sellers. Except for termination arising automatically as a result of law due to the transactions contemplated hereby (as set forth on Schedule 5.5), none of the Sellers has received any notice that any Acquired Fund intends to take any of the actions described in the preceding sentence. Schedule 5.12 sets forth, as of the close of business on the business day immediately preceding the date hereof, the dollar amount of the assets under management of each Acquired Fund and the net asset value per share of each Acquired Fund.

               13   Insurance.  Schedule 5.13 identifies all policies or binders of professional liability, D&O, E&O, fidelity, uncollectible items of deposit, securities lending, transfer agent, underwriters, custodian or liability insurance held by each of the Sellers with respect to the Acquired Business or the Acquired Funds and, to the extent coverage under any insurance policy is required under applicable federal or state securities laws for the conduct of the Acquired Business and such policy is held by an affiliate of any Seller, each such policy (specifying the insurer, the policy number or covering note number with respect to binders, the type of insurance, the coverage limitations and deductibles, and describing each pending claim thereunder of more than $10,000). To the knowledge of the Sellers, such policies and binders are in full force and effect and satisfy all legal requirements as to the Sellers' insurance coverage. To the knowledge of the Sellers, there is no default with respect to any provision contained in any such policy or binder or any failure to give any notice or present any claim under any such policy or binder in due and timely fashion. Except for claims set forth on Schedule 5.13, there are, to the knowledge of the Sellers, no outstanding unpaid claims under any such policy or binder. No notice of cancellation or non-renewal of any such policy or binder has been received by any of the Sellers or the Acquired Funds for any policy or binder currently in effect. None of the Sellers has any knowledge of any inaccuracy in any application for such policies or binders, any failure to pay premiums when due or any similar state of facts which might form the basis for termination of any such insurance.

               14   Operations of the Sellers.  Except as set forth on Schedule
5.14, since December 31, 1994, none of the Sellers has with respect to the Acquired Business:

                    (a) waived any right of material value to the Acquired Business;

                    (b) materially changed any of its business policies relating to the Acquired Business, including, without limitation, advertising, marketing, pricing, purchasing, personnel, sales or budgets;

                    (c) sold or abandoned, or granted or suffered any material lien or other encumbrance on, any Purchased Asset; entered into or amended any contract or other agreement to which it is a party or by or to which it or the Purchased Assets are bound or subject or pursuant to which it agrees to indemnify any party or refrain from competing with any party;

                    (d) made any acquisition of all or any part of the assets, properties, capital stock or business of any other person other than in the ordinary course of its business;

                    (e) except in the ordinary course of business or as expressly provided for in this Agreement, entered into any other material contract or other agreement or other material transaction relating to the Acquired Business; or

                    (f) modified or proposed to modify materially its fundamental investment policies and restrictions for any of the Acquired Funds.

               15   No Broker.  The Sellers will be solely responsible for the fees and expenses of any broker, finder, agent or similar intermediary (including, without limitation, Putnam Lovell & Thornton Inc.) which acted for or on behalf of any Seller in connection with this Agreement or the transactions contemplated hereby.

         4     Representations and Warranties of the Buyer. The Buyer represents and warrants to the Sellers as follows:

               1    Due Incorporation.  Each of the Buyer and any Designated
Subsidiary is a corporation, duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all requisite corporate power and lawful authority to own, lease and operate its assets and properties and to carry on its business as now conducted. Each of the Buyer and any Designated Subsidiary is qualified to transact business and is in good standing in each jurisdiction identified in Schedule 5.1 and in which the failure so to qualify would reasonably be expected to have a material adverse effect on the Buyer's ability to operate the Acquired Business.

               2    Corporate Power of the Buyer.  The Buyer has the full legal right and power and all authority and approval required to enter into, execute and deliver this Agreement and the Buyer and any Designated Subsidiary has the full legal right and power and all authority and approval required to enter into, execute, deliver and perform fully its obligations under this Agreement, the Assumption Agreement and the Operative Agreements. This Agreement has been, and at the Closing the Assumption Agreement and each Operative Agreement will be, duly executed and delivered by the Buyer or a Designated Subsidiary and (assuming the due authorization, execution and delivery by the other parties hereto and thereto) constitutes, or will constitute, as the case may be, the valid and binding obligation of the Buyer or such Designated Subsidiary, as the case may be, enforceable against it in accordance with its terms (subject to the Bankruptcy Exception).

               3    Compliance with Laws.  (a)  The Buyer is duly registered as an investment adviser under the Advisers Act and under similar applicable state statutes in the states in which it is required to be so registered (except as otherwise noted in Schedule 6.3). To the knowledge of the Buyer, each subsidiary of the Buyer listed in Schedule 6.3 (a "Distribution Subsidiary") is duly registered as a broker-dealer under the 1934 Act and under similar applicable state statutes in the states in which Distributors is so registered as set forth in Schedule 5.4 (except as otherwise noted in Schedule 6.3) and is a member in good standing of the NASD. Neither the Buyer nor, to the knowledge of the Buyer, any Distribution Subsidiary nor any person associated with the Buyer or any such Distribution Subsidiary is subject to any disqualification which would be a basis for denial, suspension or revocation of the Buyer as an investment advisor or such Distribution Subsidiary as a broker-dealer, as the case may be, with respect to the operation by the Buyer of the Acquired Business.

                    (b) Each of the Buyer and, to the knowledge of the Buyer, such Distribution Subsidiary is currently in compliance in all material respects with the Advisers Act, the 1934 Act and the rules and regulations thereunder (including, without limitation, the filing requirements of Rule 204-1) and, except as disclosed to the Sellers in writing or as stated in a deficiency letter from the SEC, to the best of its knowledge, has been in compliance in all material respects with the Advisers Act, the 1934 Act and the rules and regulations thereunder (except for noncompliance that would not materially and adversely effect the ability of the Buyer to operate the Acquired Business).
The Buyer has (or will have at or prior to the Closing) all Permits required to operate the Acquired Business in the jurisdictions identified in Schedule 5.4.

               1    No Conflicts.  Except as described in Schedule 6.4, no
approval or consent of any foreign, federal or state governmental or regulatory body, and (except as otherwise specified in this Agreement or any Schedule hereto) no approval or consent of any other person, is required in connection with the execution and delivery by the Buyer of the Assumption Agreement and the Operative Agreements and the consummation and performance by the Buyer or any Designated Subsidiary of the transactions contemplated hereby and thereby. The execution and delivery by the Buyer of the Assumption Agreement and the Operative Agreements, the consummation of the transactions contemplated hereby and thereby, and the performance by the Buyer or any Designated Subsidiary of the Assumption Agreement and the Operative Agreements, in accordance with their respective terms and conditions, will not conflict with or result in the breach or violation of any of the terms and conditions of, or constitute (or with notice or lapse of time or both would constitute) a default under, (i) the certificate of incorporation or by-laws of the Buyer or any Designated Subsidiary; (ii) any instrument, contract or other agreement to which the Buyer or any Designated Subsidiary is a party or by or to which it or its assets or properties are bound or subject; (iii) any statute or any regulation, order, judgment or decree of any court or governmental or regulatory body applicable to the Acquired Business; or (iv) any Permit of the Buyer or any Designated Subsidiary applicable to its purchase or operation of the Acquired Business.

               2    Litigation.  Except as set forth in Schedule 6.5, neither
the Buyer nor any Designated Subsidiary is a party to or, to the knowledge of Buyer, threatened with any litigation or judicial, governmental, administrative or arbitration proceeding or any investigation or governmental inquiry with respect to the Acquired Business.

               3    Brokers.  The Buyer (or its subsidiaries) will be solely
responsible for the fees and expenses of any broker, finder, agent or similar intermediary which acted for or on behalf of the Buyer in connection with this Agreement or the transactions contemplated hereby.

               4    Financing.  The Buyer has and will have at the Closing
sufficient financing to pay the Purchase Payment at the Closing in cash.

               5    No Material Adverse Change.  Since December 31, 1994, there has been no material adverse change in the assets, properties, business or condition, financial or otherwise, of the Buyer that would materially and adversely affect its ability to operate the Acquired Business (other than changes in its portfolio managers and senior personnel and changes in the net sales or redemption rates for its existing registered investment companies).

         2     Covenants and Agreements.  From the date hereof through and including the earlier of the Closing or the termination of this Agreement (unless the context provides for a different period) the parties covenant and agree as follows:

               1    Conduct of Business.  The Sellers agree that:

                    (a) Each of the Sellers shall conduct its business in the ordinary course with respect to the Acquired Business. With respect to the Acquired Business, each of the Sellers shall meet all of its obligations as they become due (it being understood that the Sellers reserve the right to contest or settle the same when they determine, in their reasonable judgment to do so), and shall use its reasonable best efforts to continue to offer investment advisory services to the Acquired Funds in the ordinary course of business, to maintain its records, to preserve its business organization, properties and Permits intact, to keep available the services of its employees, and to preserve the goodwill of the Acquired Funds, suppliers, and others with whom business relationships exist.

                    (b)  The Sellers shall not take any action described in
Section 5.14 without the prior written consent of the Buyer.

                    (c) The Sellers shall not undertake any special promotion or sales incentive or take any action that might have the effect of temporarily increasing the Acquired Assets or the net assets of the Acquired Funds without the prior written consent of the Buyer.

               2    Insurance.  Each of the Sellers shall use its reasonable
best efforts to maintain in force (including necessary renewals thereof) its and each Acquired Fund's insurance policies, except to the extent that such policies are replaced with policies equivalent to those presently in effect and appropriate to comply with law and to insure the assets, properties and business of each of the Sellers and the Acquired Funds to the same extent as currently insured at the same or lower rates or at rates approved by the Buyer. At or prior to the Closing, the Sellers shall purchase extended "discovery period" protection with respect to any "claims made" policy described in Schedule 5.13.

               3    Litigation.  Each party shall promptly notify each other
party of any lawsuits, claims, proceedings or investigations which after the date hereof are commenced or, to the knowledge of such party, threatened against such party or against any partner, officer, director, employee, consultant, agent of such party with respect to the affairs of such party (to the extent such lawsuit, claim, proceeding or investigation is related to the Acquired Business) or any Acquired Fund or the transactions contemplated by this Agreement.

               4    Continued Effectiveness of Representations and Warranties.
Each of the Sellers and the Buyer shall use its reasonable best efforts to conduct its business in such a manner so that the representations and warranties contained in Section 5 and Section 6, as applicable, shall continue to be true and correct in all material respects on and as of the Closing Date as if made on and as of the Closing Date. Each party shall promptly be given notice of any event, condition or circumstance occurring from the date hereof through the Closing Date which would constitute a violation or breach by any other party or by such party of the representations, warranties, covenants or agreements contained in this Agreement.

               5    Corporate Examinations and Investigations.  The Buyer shall be entitled, through its employees, agents and representatives, to make such investigation of the property and such examination of the books, records and financial condition of each of the Sellers relating to the Acquired Business as the Buyer reasonably requests upon reasonable notice. Any such investigation and examination shall be conducted at reasonable times and under reasonable circumstances and the Sellers shall cooperate fully therein. No investigation by the Buyer shall, however, diminish or obviate in any way any of the representations, warranties, covenants or agreements of any of the Sellers under this Agreement. In order that the Buyer may have full opportunity to make such business, accounting and legal review, examination or investigation as it may reasonably require of the business and affairs of each of the Sellers relating to the Acquired Business, including discussions with management of the Acquired Funds, each of the Sellers shall furnish the representatives of the Buyer during such period with all such information concerning the affairs of the Sellers relating to the Acquired Business as such representatives may reasonably request and cause its officers, employees, consultants, agents, accountants and attorneys to cooperate fully with such representatives in connection with such review and examination; provided, however, that the foregoing is not intended, and does not, constitute a waiver of any applicable privilege. If the Sellers or its officers, employees, consultants, agents, accountants or attorneys shall claim privilege, the Sellers shall notify Buyer in writing of the nature of the information not being disclosed pursuant to the claim of privilege. The Confidentiality Agreement dated April 13, 1995 between the Buyer and OpCap shall remain in full force and effect as if restated herein (and shall survive any termination of this Agreement) and any disclosure made by any Seller to the Buyer pursuant to this Section 7.5. will be subject thereto.

               6    Premerger Notification.  No later than 15 days after the
date of this Agreement, the Sellers and the Buyer each will file notification and report forms with respect to the transactions contemplated by this Agreement under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder (the "HSR Act").

               7    Change and Use of Name.  Effective at the Closing, each of
Advisors and Distributors shall change and thereafter maintain its name to a name that does not contain "Quest for Value," "Quest" or any derivative thereof and at the Closing shall deliver to the Buyer evidence that all filings necessary in those jurisdictions, if any, in which either of them is organized or qualified to do business to effect such name change have been made.

               8    Expenses of Sale.  Except as set forth in Schedule 7.8, the
Sellers and the Buyer agree that each of them shall bear their own direct and indirect expenses incurred in connection with the negotiation and preparation of this Agreement and the consummation and performance of the transactions contemplated hereby. The Buyer shall pay all transfer, documentary, gross receipts, sales and use taxes and similar liabilities, if any, resulting from the sale, assignment, transfer and delivery hereunder of the Purchased Assets. This Section 7.8 shall survive any termination of this Agreement.

               9    Further Assurances.  From the date hereof through and after the Closing each of the parties shall execute such documents and perform such further acts as may be reasonably required or desirable to carry out the provisions hereof and the transactions contemplated hereby. Each such party shall use its reasonable best efforts to fulfill or obtain the fulfillment as promptly as practicable of the conditions to the Closing, including, without limitation, the execution and delivery of any documents or other papers, and the obtaining of any required Permits, the execution and delivery or obtaining of which are conditions precedent to the Closing.

               10   No Solicitations.  (a)  The Sellers agree not to solicit,
negotiate or enter into any agreement with any other person concerning the sale of any Purchased Asset or Assumed Liability or to furnish any person interested in making such acquisition with any information concerning any Purchased Asset or Assumed Liability.

               (b) Without the consent of OpCap, the Buyer will not (and will not permit anyone by or on behalf of the Buyer to) advise, solicit or induce any Executive or Portfolio Manager (as such terms are hereinafter defined) to leave his or her employment with any Seller prior to the first anniversary of the earlier of the Closing and any termination of this Agreement pursuant to
Section 13. "Executive" means any person listed on Schedule 7.10(b) or the successor of any such person in the position currently held by such person. "Portfolio Manager" means any portfolio manager of an Acquired Fund. Upon a Closing, the Buyer's obligation not to solicit Portfolio Managers shall lapse and be replaced by its obligation under the applicable provision of the Subadvisory Agreements.

               1    Sellers' Access.  After the Closing, the Buyer and its
subsidiaries shall make the books and records acquired from the Sellers, as well as the Buyer's employees, accountants, attorneys and representatives, available to the Sellers upon reasonable notice for the Sellers' tax or other purposes for review and to make copies of extracts of such books and records.

               2    Purchase Price Allocation.  The Purchase Price shall be
allocated in the manner set forth in Schedule 7.12 and the Buyer and the Sellers shall, for all purposes, be bound by such allocation. The Buyer and the Sellers agree that any report filed by any of them after the Closing for federal, state or local tax or other purposes that states, is based on or in any way relates to an allocation of the Purchase Price will reflect and be consistent with the allocation contemplated by Schedule 7.12.

         2.    Securities Law Matters.

               1    Proxy Statement and Reorganization.

                    (a) The parties shall cooperate with one another to obtain approvals from each Continuing Fund for a new investment management agreement between such Continuing Fund and the Buyer on substantially the same terms, including such management and sub-advisory fees as may be agreed upon by the Buyer and the Sellers, with the present agreement between such Continuing Fund and Advisors in the form of Exhibit 8.1(a), and the applicable Subadvisory Agreement. The Sellers agree to use their reasonable best efforts to cause each Continuing Fund to call a meeting of the governing body and shareholders of each such Continuing Fund to consider and approve the entering by such Continuing Fund into such new investment management agreement.

                    (b) The Sellers shall use their reasonable best efforts to cause the governing body and shareholders of (1) each Reorganized Fund to consider and approve the applicable Reorganization Agreement and the action contemplated therein and the applicable Advisory Agreement; and (2) each Continuing Fund to approve the applicable Advisory Agreement and Subadvisory Agreement. The Buyer shall use its reasonable best efforts to cause the governing body of each Surviving Fund to consider and approve the applicable Reorganization Agreement and applicable Advisory Agreement.

                    (c) The Sellers shall assist each of the Acquired Funds to prepare and file with the SEC as soon as is reasonably practicable a preliminary proxy statement, together with a form of proxy, to be used in connection with the meeting of the shareholders of each such Acquired Fund and, as promptly as practicable thereafter, subject to compliance with the rules and regulations of the SEC, definitive proxy statements with respect to such meetings shall be mailed to the shareholders of such Acquired Funds. The Buyer shall assist each Surviving Fund to prepare and file with the SEC, concurrently with the preliminary proxy statement of the applicable Reorganized Fund, a preliminary prospectus of such Surviving Fund relating to the securities of such Surviving Fund to be issued upon consummation of its acquisition of and reorganization with such Reorganized Fund and, concurrently with the filing by such Reorganized Fund of a definitive proxy statement with respect thereto, subject to compliance with the rules and regulations of the SEC, a final prospectus of such Surviving Fund relating to such issuance. The term "Proxy Statement" shall mean each proxy statement and related proxy and, to the extent applicable the related fund prospectus of a Surviving Fund, at the time such documents are initially mailed to any such Acquired Fund's shareholders and all amendments or supplements thereto, if any, similarly filed and mailed. None of the information provided and to be provided by the Sellers or the Buyer for use in each Proxy Statement shall, on the date such Proxy Statement is first mailed to shareholders and on the date of the meeting called to consider such matter, be false or misleading with respect to any material fact or omit to state any material fact required to be stated therein, and such information or facts shall not be, in light of the circumstances in which they are made, misleading, and each of the Sellers and the Buyer agrees to correct at its sole expense any information provided by it for use in such Proxy Statement which shall have become false or misleading in any material respect. Each Proxy Statement shall comply as to form in all material respects with all applicable requirements of federal securities laws.

                    (d) The Sellers (with respect to the Acquired Funds) shall assist in the solicitation of proxies for the meetings referred to herein and shall use their respective reasonable best efforts to obtain approval from the shareholders and the governing bodies thereof of the matters referred to herein. The Buyer (with respect to the Surviving Funds) shall use its reasonable best efforts to obtain approval from the governing bodies thereof of the matters referred to herein.

               2    Required Continuing Fund Actions.  The Sellers shall use
their reasonable best efforts to cause each Continuing Fund to:

                    (a) approve entering into a written distribution agreement (as complies with the Investment Company Act) with the Buyer or the Buyer's designated subsidiary substantially in the form of Exhibit 8.2(a);

                    (b) approve entering into a written transfer agency agreement with the Buyer or the Buyer's designated subsidiary providing for transfer agency, dividend disbursing and shareholder services to such fund substantially in the form of Exhibit 8.2(b);

                    (c) approve the assignment of, or entering into, any plan of distribution adopted pursuant to Rule 12b-1 under the Investment Company Act and any contracts and agreements related thereto on terms substantially similar to those presently in effect including, without limitation, the assignment, if applicable, of such Continuing Funds' underwriting agreement with Distributors (except as set forth in Exhibit 8.2(c));

                    (d) approve entering into a joint insured fidelity bond and D&O and E&O insurance policy between each Continuing Fund, the other Oppenheimer Funds (if requested by the Buyer) and the Buyer or its designated subsidiary on terms similar to the current agreement with such Continuing Fund;

                    (e) approve continuation after consummation of the transactions contemplated hereby of operating policies and procedures heretofore from time to time adopted by the Board of Directors of such Continuing Fund;

                    (f) approve any amendment or other modification to any existing licensing agreement between any Seller and a Continuing Fund to conform the same to the terms of the License Agreement and to permit such Continuing Fund to use "Quest for Value"; and

                    (g) approve entering into a written administrative agreement with the Buyer or the Buyer's designated subsidiary substantially in the form of Exhibit 8.2(g).

               3    Forms ADV and BD.  Prior to the Closing, the Sellers shall consult with the Buyer in the Buyer's preparation and filing of all forms and amendments to forms, including, without limitation, Forms ADV and BD of the Buyer and such of its subsidiaries as the Buyer may designate to be filed with federal agencies and self-regulatory organizations and the state securities commissions, and all other documents required to be filed or delivered under applicable federal and state laws, and regulations promulgated thereunder, including, without limitation, the Advisers Act, the 1934 Act and the Investment Company Act and applicable related state acts and insurance laws, as a result of the consummation of the transactions contemplated by this Agreement and in order to put the Buyer and its subsidiaries in the position to fully operate and engage in the Acquired Business from the Closing Date. The Buyer will provide the Sellers with a copy of its proposed amended Forms ADV and BD prior to filing such forms with the federal agencies.

               4    Section 15(f).

                    (a) The Buyer and the Sellers intend to structure and complete the transactions contemplated by this Agreement and the Buyer and the Sellers have entered into this Agreement in reliance upon the benefits and protections provided by Section 15(f) of the Investment Company Act, and (i) each Seller covenants that prior to the Closing it will conduct its business and the business of each Acquired Fund and (ii) the Buyer covenants that following the Closing it will conduct the business of the Buyer and will use its reasonable best efforts to assure that the business of each Acquired Fund which elects to enter into an investment management agreement with the Buyer or any affiliate of the Buyer conduct its business, in each case so as to assure that:

                         (A)  for a period of three years after the Closing, at
least 75% of the members of the board of directors or trustees of each Acquired Fund are not (x) interested persons of the then current investment manager of such Acquired Fund or (y) interested persons of the Seller or any affiliate of the Seller that was the investment manager of such Acquired Fund on the date immediately preceding the Closing Date; and

                         (B)  there is not imposed on any such Acquired Fund an
"unfair burden" as a result of the transactions contemplated by this Agreement, any payments in connection therewith, or understandings applicable thereto.

                    (b) The Buyer further covenants that following the Closing it will use its reasonable best efforts to encourage and assist such Acquired Funds and the Boards of Directors or trustees of such Acquired Funds to conduct the respective businesses of the Acquired Funds in accordance with Section 8.4(a) hereof.

                    (c) The terms used in this Section 8.4 shall have the meanings set forth in Section 15(f) of the Investment Company Act.

               2    Subsequent Compliance.  The Buyer covenants that, for a
period of three years from the Closing Date, neither it nor any subsidiary or affiliate will voluntarily engage in any transactions which would constitute an assignment of any investment management agreement with any Acquired Fund to which the Buyer, any subsidiary or affiliate is a party without first obtaining a covenant in all materials respects the same as that contained in Section 8.4 hereof. The reorganization of an Acquired Fund with a Surviving Fund shall not be considered such an assignment.

               3    Conditions Precedent to Effectiveness of Agreement.
Notwithstanding any other provision of this Agreement, none of the Sellers shall have any obligation hereunder or otherwise, directly or indirectly, to sell, assign or transfer or take any action which would constitute an assignment (as "assignment" may, at any time, be defined under the Investment Company Act) of any investment advisory agreement which Advisors now has or shall have with any person until, as a condition precedent thereto, the Board of Directors or other governing body and shareholders of each Acquired Fund shall have approved entering into new investment advisory agreements with the Buyer or its designated subsidiary in compliance with Section 15 of the Investment Company Act and not revoked or withdrawn such approval.

         2. Conditions Precedent to the Obligation of the Buyer to Close. The obligation of the Buyer to enter into and complete the Closing is subject, at the option of the Buyer, to the fulfillment on or prior to the Closing Date of the following conditions, any one or more of which may be waived by it:

               1    Representations and Covenants.  The representations and
warranties of the Sellers contained in this Agreement (a) that are qualified as to materiality shall be true and correct on and as of the Closing Date and (b) that are not qualified as to materiality shall be true and correct in all material respects on and as of the Closing Date, with the same force and effect as though made on and as of the Closing Date. The Sellers shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by the Sellers on or prior to the Closing Date. The Sellers shall have delivered to the Buyer a certificate, dated the Closing Date and signed by each of the Sellers, to the foregoing effect and stating all conditions to the Buyer's obligations hereunder have been satisfied.

               2    Governmental Permits, Approvals and Filings.  Any and all
permits and approvals from any governmental or regulatory body required to be disclosed on Schedule 5.5 shall have been obtained.

               3    Third Party Consents.  Subject to Section 9.8, all consents, permits and approvals from parties to any contracts or other agreements with the Sellers and included in the Purchased Assets, including all of the Sellers' investment advisory and other fund agreements, which are required in a connection with the performance by the Sellers of their respective obligations under this Agreement or the continuation of such contracts or other agreements after the Closing, shall have been obtained.

               4    Opinion of Counsel to the Sellers.  The Buyer shall have
received the respective favorable opinions of Weil, Gotshal & Manges, counsel to the Sellers, Thomas E. Duggan, General Counsel of OpCap, and Delaware counsel to the Sellers reasonably satisfactory to the Buyer, dated the Closing Date, addressed to the Buyer and covering the matters set forth on Exhibit G.

               5    Litigation.  No action, suit or proceeding shall have been instituted before any court or governmental body or instituted or threatened by any governmental agency or body to restrain or prevent the consummation of the transactions contemplated hereby, or which would have, in the reasonable opinion of the Buyer, a material adverse effect on the Acquired Business. The SEC shall not have issued an unfavorable advisory report under Section 25(b) of the Investment Company Act nor instituted nor threatened to institute any proceeding seeking to enjoin consummation of the reorganizations contemplated hereby under
Section 25(c) of the Investment Company Act.

               6    Operative Agreements.  At the Closing, the Sellers shall
have executed and delivered to the Buyer the Operative Agreements to which they are contemplated hereunder to be parties.

               7    Hart-Scott-Rodino.  The waiting period specified in the HSR
Act, including any extensions thereof, shall have expired or terminated.

               8    Fund Consents.  The governing bodies and, where required,
shareholders of Acquired Funds which in the aggregate have at least 75% of the Closing Net Assets of all Acquired Funds shall have taken all necessary action to authorize and approve the actions proposed pursuant to Sections 8.1, 8.2 and 8.4, and there shall have been delivered to the Buyer true and complete copies, certified by the respective Secretaries of such Acquired Funds, of the resolutions of the governing bodies and shareholders of each Acquired Fund effecting such actions. The composition of the boards of trustees of each Continuing Fund and Reorganized Fund on the Closing Date shall be consistent with Section 8.4(a)(A).

         3. Conditions Precedent to the Obligation of the Sellers to Close. The obligation of the Sellers to enter into and complete the Closing is subject, at the option of the Sellers, to the fulfillment of the following conditions, any one or more of which may be waived:

               1    Representations and Covenants.  The representations and
warranties of the Buyer contained in this Agreement (a) that are qualified as to materiality shall be true and correct on and as of the Closing Date and (b) that are not qualified as to materiality shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date. The Buyer shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by it on or prior to the Closing Date. The Buyer shall have delivered to the Sellers a certificate, dated the Closing Date and signed by an officer of the Buyer, to the foregoing effect and stating that all conditions to the Sellers' obligations hereunder have been satisfied.

               2    Opinion of Counsel to the Buyer.  The Sellers shall have
received the favorable opinion of Kramer, Levin, Naftalis, Nessen, Kamin & Frankel, counsel to the Buyer and Colorado counsel to the Buyer reasonably satisfactory to the Sellers, dated the Closing Date, addressed to the Sellers, and covering the matters set forth on Exhibit H.

               3    Litigation.  No action, suit or proceeding shall have been instituted before any court or governmental or regulatory body or instituted or threatened by any governmental or regulatory body to restrain or prevent the consummation of the transactions contemplated hereby. The SEC shall not have issued an unfavorable advisory report under Section 25(b) of the Investment Company Act nor instituted nor threatened to institute any proceeding seeking to enjoin consummation of the reorganizations contemplated hereby under Section 25(c) of the Investment Company Act.

               4    Hart-Scott-Rodino.  The waiting period specified in the HSR
Act, including any extensions thereof, shall have expired or terminated.

               5    Operative Agreements.  At the Closing, the Buyer or a
Designated Subsidiary shall have executed and delivered to the Sellers the Operative Agreements and the Assumption Agreement to which it is contemplated hereunder to be a party.

               6    Compliance by Funds with 15(f).  The Board of Directors or
Trustees of each Acquired Fund shall have adopted a resolution that for a period of three years after the Closing, at least 75% of the members of the board of directors or trustees of each Acquired Fund will not be (a) interested persons of the then current investment manager of such Acquired Fund or (b) interested persons of the Seller or any affiliate of the Seller that was the investment manager of such Acquired Fund on the date immediately preceding the Closing Date (within the meaning of such terms under Section 15(f) of the Investment Company
Act).

               7    Governmental Permits, Approvals and Filings.  Any and all
permits and approvals from any governmental or regulatory body which are material to or necessary to permit the operation of the Acquired Business by the Buyer or filings required to be made under Section 8.3 shall have been obtained or filed, as the case may be.

         4. Survival of Representations and Warranties. Notwithstanding any right of any party fully to investigate the affairs of the other party or parties and notwithstanding any knowledge of facts determined or determinable by such party pursuant to such investigation or right of investigation, such party has the right to rely fully upon the representations, warranties, covenants and agreements of the other party or parties contained in this Agreement, in connection with the transactions contemplated by this Agreement. All such representations and warranties, and all such covenants and agreements required to be performed prior to the Closing Date, shall survive the execution and delivery hereof and the Closing hereunder until twelve months after the Closing Date. All other covenants and agreements of any party shall survive such execution, delivery and Closing indefinitely.

         5.    Indemnification.

               1    Obligation of the Sellers to Indemnify.  (a)  Subject to the
limitations contained in Section 11, the Sellers jointly and severally shall indemnify, defend and hold harmless the Buyer and any of its affiliates and assigns from and against any losses, liabilities, damages, deficiencies or expenses (including interest, penalties and reasonable attorneys' fees, but net of any identifiable insurance proceeds actually received) ("Losses") arising out of or due to:

                    (i) a breach of any representation or warranty of any of the Sellers contained in this Agreement; provided, however, that, solely for the purpose of this clause (i) the existence of a breach, and the measurement of any resulting Losses, arising from any representation and warranty of the Sellers contained in Section 5 shall be determined as if such representation and warranty did not include any qualification as to materiality;

                    (ii) a breach of any covenant or agreement of any of the Sellers contained in this Agreement; or

                    (iii)any liability or obligation with respect to the Acquired Business or the Purchased Assets (other than the Assumed Liabilities), including, without limitation, any liability to which it may become subject as a result of the fact that the transactions contemplated by this Agreement are being effected, at the request of the Sellers, without compliance with the provisions of any Bulk Sales Act or any similar statute as enacted in any jurisdiction, domestic or foreign.

               (b) Subject in all cases to Section 12.4, the Buyer shall be entitled to offset against any amounts owed by the Buyer or its affiliates to any Seller any Losses of the Buyer or its affiliates for which the Sellers are obligated to indemnify hereunder as follows:

                    (i) subject to compliance with Section 12.3, to the extent such Losses consist of final judgments against the Buyer or an affiliate, amounts owing under a settlement agreement entered into in accordance with this
Section 12, the liquidated amount of any Losses as to which the Sellers do not dispute liability hereunder and any claims (and any related Losses) as to which the Sellers have failed to assume the defense in accordance with Section 12.3(b), the Buyer may immediately offset such Losses; and

                    (ii) to the extent of any other Losses, the Buyer may immediately offset such Losses unless and for so long as the Sellers (x) promptly provide to and for the benefit of the Buyer and its affiliates an irrevocable letter of credit, in form and with a money center bank reasonably satisfactory to the Buyer, in an amount equal to the lesser of (A) the amount of such other Losses and (B) $5,000,000 and having a term of not less than two years and (y) within a reasonable period have provided in their financial statements reserves for such Losses that are adequate in the reasonable determination of the Sellers after consultation with their independent public accountants.

               2    Obligation of the Buyer to Indemnify.  The Buyer shall
indemnify, defend and hold harmless the Sellers from and against any Losses arising out of or due to (i) a breach of any representation or warranty of the Buyer contained in this Agreement, (ii) a breach of any covenant or agreement of the Buyer contained in this Agreement and (iii) the Assumed Liabilities; provided, however, that, solely for the purpose of clause (i), the existence of a breach, and the measurement of any resulting Losses, arising from any representation or warranty of the Buyer contained in Section 6 shall be determined as if such representation and warranty did not include any qualification as to materiality.

               3    Notice and Opportunity to Defend.  (a)  If any person
entitled to indemnification pursuant to this Section 12 (an "Indemnified Person") receives notice of any claim or the commencement of any suit, action, proceeding or investigation with respect to which any other person (or persons) is obligated to provide indemnification (an "Indemnifying Person") pursuant to this Section 12, the Indemnified Person shall promptly give the Indemnifying Person notice thereof (an "Indemnification Notice"), but the failure to give an Indemnification Notice to the Indemnifying Person shall not affect the Indemnified Person's right to indemnity hereunder except to the extent that the Indemnifying Person shall have been prejudiced in its ability to defend the suit, action, claim, proceeding or investigation for which such indemnification is sought by reason of such failure. Any Indemnification Notice shall state specifically the representation, warranty or covenant with respect to which the claim is made, the facts giving rise to an alleged basis for the claim, and the amount of the liability (if ascertainable) asserted against the Indemnifying Person by reason of the claim.

                    (a) Upon receipt of an Indemnification Notice, the Indemnifying Person shall have the absolute right after receipt of the Indemnification Notice at its option and at its cost and expense to assume the defense of such suit, action, claim, proceeding or investigation with respect to which it is called upon to indemnify an Indemnified Person pursuant to this
Section 12; provided, however, that notice of the Indemnifying Person's intention to assume such defense shall be delivered by the Indemnifying Person to the Indemnified Person within a reasonable time in light of the circumstances then and there existing. If the Indemnifying Person elects to assume the defense of such suit, action, claim, proceeding or investigation, as the case may be, the Indemnifying Person shall promptly retain counsel reasonably satisfactory to the Indemnified Person. The Indemnified Person shall have the right to employ its own counsel in any such suit, action, claim, proceeding or investigation, but the reasonable fees and expenses of such counsel shall be at the expense of the Indemnified Person unless: (i) the employment of such counsel shall have been authorized by the Indemnifying Person; (ii) the Indemnifying Person shall not have retained counsel reasonably satisfactory to the Indemnified Person to take charge of the defense of such suit, action, claim, proceeding or investigation within a reasonable time after written demand by the Indemnified Person; or (iii) independent counsel for the Indemnified Person shall have reasonably concluded that there may be one or more legal defenses available to it which are different from or additional to those available to the Indemnifying Person, in which event, such reasonable fees and expenses (including, without limitation, any fees paid to witnesses) shall be borne by the Indemnifying Person.

                    (b) If an Indemnifying Person elects to assume the defense of any suit, action, claim, proceeding or investigation for which it is called upon to indemnify an Indemnified Person pursuant to this Section 12: (a) no compromise, settlement or consent to judgment thereof may be effected by the Indemnifying Person without the Indemnified Person's written consent (which shall not be unreasonably withheld or unreasonably delayed) unless: (i) there is no finding or admission or any violation of any judgment, ruling, order, writ, award, decree, statute, law, ordinance, code, rule or regulation of any court or foreign, federal, state, county, or local government or any other governmental, regulatory or administrative agency or authority or any violation of the rights of any person by the Indemnified Person and no effect on any other suit, action, claim, proceeding or investigation that may be made against the Indemnified Person; and (ii) the sole relief provided is monetary damages that are paid in full by the Indemnifying Person; and (b) except as set forth in clause (a), the Indemnified Person shall have no liability with respect to any compromise or settlement thereof effected without its consent (which shall not be unreasonably withheld or unreasonably delayed).

                    (c) If the Indemnifying Person fails to give written notice to the Indemnified Person of its election to assume the defense of any suit, action, claim, proceeding or investigation for which it is called upon to indemnify any Indemnified Person pursuant to this Section 12 within 30 days after the Indemnified Person gives the Indemnification Notice to the Indemnifying Person, the Indemnifying Person shall,subject to Section 12.4, be bound by any determination made in such suit, action, claim proceeding or investigation or compromise or settlement thereof effected by the Indemnified Person, provided that the Indemnified Person shall give the Indemnifying Party ten days written notice prior to entering into a compromise or settlement or consenting to a judgment and no compromise, settlement or consent to judgment may be effected by the Indemnified Person without the Indemnifying Person's written consent (which shall not be unreasonably withheld or unreasonably delayed).

         12.4  Limitation on Indemnification.  Notwithstanding Sections 12.1 and
12.2 hereof, no Indemnifying Person shall be obligated to indemnify, defend or hold harmless any Indemnified Person with respect to any breach of any of its respective representations and warranties and Section 7.4 unless the aggregate amount of Losses incurred by such Indemnified Person exceeds $250,000, but if the aggregate amount of such Losses does exceed $250,000 such Indemnifying Person shall only be obligated to indemnify, defend and hold harmless such Indemnified Person for the amount of all Losses in excess of such $250,000 amount; provided, however, in no event shall the aggregate liability of the Sellers or the Buyer to indemnify, defend and hold harmless any Indemnified Person for the breach of any such representations and warranties hereunder and
Section 7.4 exceed $5,000,000.

         12.5 Payment Procedure. After any final judgment or award shall have been rendered by a court, arbitration board or administrative agency of competent jurisdiction and the expiration of the time in which to appeal therefrom, or a settlement shall have been consummated pursuant to the procedures set forth in Section 12.3, or the Indemnifying Person and the Indemnified Person shall have arrived at a mutually binding agreement with respect to each separate matter indemnified hereunder, the Indemnified Person shall forward to the Indemnifying Person notice of any sums due and owing by it pursuant to this Agreement with respect to such matter and the Indemnifying Person shall be required to pay all of the sums so owing to the Indemnified Person by certified or bank cashier's check in New York Clearing House funds, within 10 days after the date of such notice.

         1.    Termination of Agreement.

         1     This Agreement may be terminated with respect to any Acquired
Fund prior to the Closing as follows:

                    (a) at the election of the Sellers, if any one or more of the conditions to their obligation to close with respect to such Acquired Fund has not been fulfilled on or before February 29, 1996;

                    (b) at the election of the Buyer, if any one or more of the conditions to its obligation to close with respect to such Acquired Fund has not been fulfilled on or before February 29, 1996; and

                    (c) at any time on or prior to the Closing Date, by mutual written consent of the Sellers and the Buyer.

         2     If this Agreement so terminates with respect to any Acquired
Fund, it shall become null and void and have no further force or effect only with respect to such Acquired Fund, except as otherwise provided in this Agreement, but no such termination shall relieve any party hereto of any liability to another party hereto (a) with respect to any Acquired Fund for which a Closing has occurred and (b) for any breach of this Agreement prior to the date of such termination.

         2.    Miscellaneous

               1    Certain Definitions.  As used in this Agreement, the
following terms have the following meanings unless the context otherwise requires:

                    (a) "affiliate" with respect to any person, means and includes any person controlling, controlled by or under common control with such person.

                    (b) "contracts and other agreements" means and includes all contracts, agreements, indentures, bonds, leases, mortgages, franchises, licenses, commitments or binding arrangements.

                    (c) "document or other papers" means and includes any document, agreement, instrument, certificate, notice, consent, affidavit, letter, telegram, telex, statement, schedule (including any Schedule to this Agreement) exhibit (including any Exhibit to this Agreement) or any other paper whatsoever.

                    (d) "knowledge" means with respect to the Buyer or the Sellers, the actual knowledge of the respective officers or other persons identified on Schedule 14.1 or, in either case, the actual knowledge any such person would have had after reasonable inquiry.

                    (e) "lien or other encumbrance" means and includes any lien, pledge, mortgage, security interest, claim, lease, charge, option, right of first refusal, easement or any other encumbrance whatsoever.

                    (f) "person" means any individual, corporation, partnership, firm, joint venture, association, joint-stock company, trust unincorporated organization or other entity.

                    (g)  "property" means real, personal or mixed property.

               2    Publicity.  Prior to the Closing or termination of this
Agreement, and except as required by law, no press release or announcement concerning this Agreement or the transactions contemplated hereby shall be issued without advance approval of the form and substance thereof by the Sellers and the Buyer.

               3    Notices.  Any notice or other communication required or
which may be given hereunder shall be in writing and shall be delivered personally, telecopied, sent by certified, registered or express mail, postage prepaid or sent by national next-day delivery service and shall be deemed given when so delivered personally or telecopied, or it mailed, two days after the date of mailing, or if by next-day delivery service, on the business day following delivery thereto, as follows or to such other location as any party notifies any other party:

                    (i)  if to the Buyer to:

                         Oppenheimer Management Corporation
                         Two World Trade Center
                         New York, New York  10048-0203
                         Attention:  Andrew J. Donohue,
                                     Executive Vice President and
                                     General Counsel
                         Telecopier:  212-321-1159

                         with a copy to:

                         Kramer, Levin, Naftalis,
                          Nessen, Kamin & Frankel
                         919 Third Avenue
                         New York, New York  10022
                         Attention:  Jay G. Baris
                         Telecopier:  212-715-8000

                    (ii) if to the Sellers to:

                         Oppenheimer Capital
                         Oppenheimer Tower
                         World Financial Center
                         New York, New York 10281
                         Attention:  Thomas E. Duggan
                                     Secretary and General Counsel
                         Telecopier:  212-349-4759


                         with a copy to:

                         Weil, Gotshal & Manges
                         767 Fifth Avenue
                         New York, New York  10153
                         Attention:  Jeffrey E. Tabak
                         Telecopier: 212-310-8007

               1    Entire Agreement.  This Agreement (including the Exhibits
and Schedules hereto and other documents required to be delivered hereunder or incorporated by reference herein) contains the entire agreement among the parties with respect to the subject matter hereof and related transactions and supersedes all prior agreements, written or oral, with respect thereto.

               2    Waivers and Amendments.  This Agreement may be amended,
modified, superseded or canceled, and the terms and conditions hereof may be waived only by a written instrument signed by the parties or, in the case of a waiver, the party waiving compliance. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any right, power or privilege hereunder, nor any single or partial exercise of any right, power or privilege hereunder, preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder. Except as provided in Section 12 (which shall be the exclusive remedy of any party for money damages in respect of any Loss), the rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies which any party may otherwise have at law or in equity. The rights and remedies of any party arising out of or otherwise in respect of any inaccuracy in or breach of any representation, warranty, covenant or agreement contained in this Agreement shall in no way be limited by the fact that the act, omission, occurrence or other state of facts upon which any claim of any such inaccuracy or breach is based may also be the subject matter of any other representation, warranty, covenant or agreement contained in this Agreement (or in any other agreement between the parties) as to which there is no inaccuracy or breach.

               3    Governing Law.  This Agreement shall be governed and
construed in accordance with the laws of the State of New York applicable to agreements made and to be performed entirely within such State (without regard to the conflicts of laws principles of such State).

               4    No Assignment.  This Agreement is not assignable by act of any party or by operation of law except with the written consent of the non-assigning party (which consent will not be unreasonably withheld or delayed), but no such assignment shall relieve the assigning party of any obligation or liability hereunder.

               5    Severability.  In case one or more of the provisions
contained in this Agreement shall be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

               6    Variations in Pronouns.  All pronouns and any various
thereof refer to the masculine, feminine or neuter, singular or plural, as the identity of the person of persons may require.

               7    Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

               8    Exhibits and Schedules.  The Exhibits and Schedules to this
Agreement are hereby made a part of this Agreement as if set forth in full herein.

               9    Headings.  The headings in this Agreement are intended
solely for convenience of reference and shall be given no effect in the interpretation of this Agreement.

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               IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


                            OPPENHEIMER MANAGEMENT CORPORATION


                            By:_____________________________________


                            OPPENHEIMER CAPITAL
                            By: Oppenheimer Financial Corp., a general partner


                            By:_________________________________


                            QUEST FOR VALUE ADVISORS
                            By: Oppenheimer Financial Corp., a general partner


                            By:_________________________________


                            QUEST FOR VALUE DISTRIBUTORS
                            By: Oppenheimer Financial Corp., a general partner


                            By:_________________________________

                                   Schedule A


      The following are the Acquired Funds:

      A.  The Reorganized Funds

          Quest For Value U.S. Government Income Fund
          Quest For Value Investment Quality Income Fund
          Quest For Value Global Income Fund
          Quest For Value National Tax-Exempt Fund
          Quest For Value California Tax-Exempt Fund
          Quest For Value New York Tax-Exempt Fund


      B.  The Continuing Funds

          Quest For Value Fund
          Quest For Value Global Equity Fund
          Quest For Value Opportunity Fund
          Quest For Value Small Capitalization Fund
          Quest For Value Growth & Income Fund
          Quest For Value Officers Funds





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